Exhibit 99.1

WiSA Technologies Granted Additional 180-Day Extension by Nasdaq to Regain Compliance with Minimum Bid Requirements

No Immediate Effect on Nasdaq Listing or Trading of the Company's Shares

BEAVERTON, OR — (December 27, 2022)— WiSA Technologies, Inc. (Nasdaq: WISA), a developer of spatial, wireless sound technology for smart devices and next-generation home entertainment systems, today announced it received a notification letter from Nasdaq Stock Market LLC that the Company has been granted an additional 180-day compliance period, or until June 20, 2023, to regain compliance with Nasdaq's minimum bid price rule. There is no immediate effect on the listing or trading of the Company's Common Stock, which will continue to trade on the Nasdaq Capital Market under the symbol "WISA".

In an initial notification letter dated June 23, 2022, Nasdaq had informed the Company that, based on the previous 30 consecutive business days, the Company's Common Stock no longer met the minimum $1 bid price per share requirement. Therefore, in accordance with Nasdaq's Listing Rules, the Company was provided 180 calendar days, or until December 20, 2022, to regain compliance, and an additional 180 days to regain compliance was granted by Nasdaq on December 21, 2022.

The Company intends to monitor the closing bid price of its Common Stock and represented to Nasdaq that it will cure the deficiency by effecting a reverse stock split, if necessary, in order to regain compliance with the minimum bid price requirement within the second compliance period. If at any time before June 20, 2023, the closing bid price of the Company's Common Stock is at least $1.00 per share for a minimum of 10 consecutive business days, the Company will regain compliance with this Nasdaq rule and this matter will be closed.

Nasdaq's determination is based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Capital Market, with the exception of the bid price requirement, and the Company's written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split.

About WiSA Technologies, Inc.

WiSA Technologies (Nasdaq: WISA) develops, markets, and sells spatial audio wireless technology for smart devices and next-generation home entertainment systems. Its consortium—the WiSA Association—works with leading consumer electronics companies, technology providers, retailers, and industry partners to make spatial audio an experience that everyone can enjoy. The Company is headquartered in Beaverton, OR.

Safe Harbor Statement

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions and include statements regarding the expected closing date of the offering. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties including, but not limited to, our ability to consummate the offering and satisfy closing conditions, and other risks impacting WiSA Technologies’ business, such as, current macroeconomic uncertainties associated with the COVID-19 pandemic, WiSA Technologies’ ability to predict the timing of design wins entering production and the potential future revenue associated with WiSA Technologies’ design wins; WiSA Technologies’ rate of growth; WiSA Technologies’ ability to predict customer demand for its existing and future products and to secure adequate manufacturing capacity; consumer demand conditions affecting WiSA Technologies’ customer’s end markets; WiSA Technologies’ ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; developments in the economy and financial markets and other risks as more fully described in the section titled “Risk Factors” in the registration statement related to the offering. There is no guarantee that Company will be able to regain compliance with the Nasdaq minimum bid requirement and even if it is able to regain compliance that it will maintain compliance over a sustained period. The information in this press release is provided only as of the date of this press release, and WiSA Technologies undertakes no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law. WiSA Technologies disclaims any obligation to update these forward-looking statements.

Contact Information

David Barnard, LHA Investor Relations, 415-433-3777, wisa@lhai.com